Exhibit 10.65

TheMaven, Inc.

Restricted Equity Award Grant Notice

(2019 Equity Incentive Plan)

TheMaven, Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan (the “Plan”), hereby awards to the person named below (the “Participant”) a Restricted Stock Award for the aggregate number of shares of the Company’s common stock (the “Common Stock”) set forth below (the “Award”). This Award is subject to all of the terms and conditions described below and in the Restricted Stock Award Agreement, the Plan, and the form of election under Section 83(b) of the Internal Revenue Code, all of which are attached hereto and incorporated herein in their entirety.

Participant:	[●]
Date of Grant:	[●]
Vesting Commencement Date:	[●]
Number of Shares Subject to Award:	[●], subject to the Company’s right of cancellation below
Fair Market Value per Share:	[●]
Aggregate Fair Market Value for the Shares:	[●]
Consideration for Common Stock:	Participant’s services to the Company

Vesting Schedule: The Award will vest as follows: ____________________, subject to Participant’s Continuous Service (as defined in the Plan) with the Company through the applicable vesting date[; provided, however, that upon a termination of Continuous Service by the Company or any Affiliate of the Company for a reason other than Cause (as defined in the Plan) or as a result of the Participant’s resignation for Good Reason (as defined Restricted Stock Award Agreement), then the Award will become fully vested immediately prior to such termination or resignation].

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement, and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, and the Restricted Stock Award Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of shares of Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on that subject with the exception of the following agreements only:

Other Agreements:

TheMaven, Inc.		Participant:

By:
	Signature		Signature
Name:		Name:
Title:
Date:		Date:

Attachments:	Restricted Stock Award Agreement, 2019 Equity Incentive Plan, and form of Section 83(b) Election

ATTACHMENT I

TheMaven, Inc.

2019 Equity Incentive Plan

Restricted Stock Award Agreement

Pursuant to your Restricted Stock Award Grant Notice (“Grant Notice”) and this Restricted Stock Award Agreement (this “Agreement”), TheMaven, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Award under Section 6 of the Company’s 2019 Equity Incentive Plan (the “Plan”) for the aggregate number of shares indicated in the Grant Notice (collectively, the “Award”). Defined terms not explicitly defined in this Agreement but defined in the Plan have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows:

1. Grant of Shares. By signing the Grant Notice, the Company hereby agrees to grant and issue to you, and you hereby agree to accept from the Company, the aggregate number of shares of Common Stock specified in your Grant Notice (the “Shares”), which aggregate number is subject to the Company’s right of cancellation as set forth in your Grant Notice, with a per-Share fair market value as specified in your Grant Notice, for the consideration set forth in Section 4 and subject to all of the terms and conditions of the Plan. Upon issuance of the Shares to you, you will be the sole owner of the Shares, subject to the provisions of the Plan and this Agreement, and Company will list you as a stockholder on its corporate books and records.

2. Vesting. Subject to the limitations contained herein, your Award will vest as provided in your Grant Notice. Unless otherwise specified in your Grant Notice, vesting will cease upon the termination of your Continuous Service.

3. Closing. Your acquisition of the Shares will be consummated as follows:

(a) You will acquire beneficial ownership of the Shares by delivering your Grant Notice, executed by you in the manner required by the Company, to the Corporate Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the date that you have executed the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) (the “Closing Date”) along with any consideration, other than your past or future services, required to be delivered by you by law on the Closing Date and such additional documents as the Company may then require.

(b) You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement.

(c) In the event of the termination of your Continuous Service prior to the Closing Date, the closing contemplated in this Agreement shall not occur.

4. Consideration. Unless otherwise required by law, the Shares to be delivered to you on the Closing Date will be deemed paid, in whole or in part in exchange for past and future services to be rendered to the Company or an Affiliate in the amounts and to the extent required by law. In the event additional consideration is required by law so that the Shares acquired under this Agreement are deemed fully paid and nonassessable, the Board will determine the amount and character of such additional consideration to be paid.

5. Restrictions on Unvested Shares. Unless and until the Shares have vested in the manner set forth in Section 2, the Shares, although issued in your name, may not (except as specifically authorized in this Agreement or under the Plan) be sold, transferred or otherwise disposed of, and may not be pledged or otherwise hypothecated. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Shares, or otherwise note its corporate records, as to the restrictions on transfer set forth in this Agreement and the Plan.

6. Rights as Stockholder. Subject to the provisions of this Agreement, you will have all rights and privileges of a stockholder of the Company with respect to the Shares, including with respect to any portion of the Shares that have not vested. You will be deemed to be the holder of the Shares for purposes of receiving any dividends or distributions that may be paid with respect to the Shares and for purposes of exercising any voting rights relating to the Shares, even if the Shares or a portion of the Shares have not yet vested and been released from the Company’s Reacquisition Right described below; provided, however, that the Company is under no duty to declare any such dividends; provided, further, that any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of the Shares will be subject to the same restrictions as the Shares to which such dividends or distributions relate.

7. Effect of Termination; Reacquisition Right. The Company will have a right to reacquire all or any part of the Shares (a “Reacquisition Right”) that have not as yet vested in accordance with the Vesting Schedule specified in your Grant Notice (the “Unvested Shares”) on the following terms and conditions:

(a) The Company will simultaneously with termination of your Continuous Service automatically reacquire for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver will be exercised by the Company by written notice to you or your representative within ninety (90) days after the termination of your Continuous Service, and the number of the Unvested Shares not being reacquired by the Company will be then released to you. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, the number of Unvested Shares the Company is reacquiring will be transferred to the Company.

(b) If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company or other entity the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the Shares will be immediately subject to the Reacquisition Right with the same force and effect as the Shares subject to this Reacquisition Right immediately before such event.

8. Compliance with Law. You may not be issued any shares of Common Stock under your Award unless either (i) those shares are then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with all other applicable laws and regulations governing the Award, and you will not receive the Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

9. Transferability; Transfer Restrictions. Your Award is not transferable, except by will or by the laws of descent and distribution. After any Shares have been released to you from restricted book entry form, you will not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Shares except in compliance with the provisions herein, applicable securities laws and the Company’s policies.

10. Right of First Refusal. Shares of Common Stock that you acquire pursuant to your Award are subject to any right of first refusal that may be described in the Company’s bylaws or stockholders agreement in effect at such time the Company elects to exercise its right. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system

11. Right of Repurchase. To the extent provided in the Company’s bylaws or stockholders agreement in effect at such time the Company elects to exercise its right, the Company will have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to your Award.

12. Restrictive Legends. The shares of Common Stock issued under your Award will be endorsed with appropriate legends, if any, as determined by the Company.

13. Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of, or in any other service relationship with, the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14. Withholding Obligations.

(a) In connection with receiving the Shares, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from any amounts payable to you or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”).

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company will have no obligation to instruct its transfer agent to release the Shares from restricted book entry form, and you agree that you will in such case have no right to receive such Shares.

15. Tax Consequences.

(a) In connection with receiving the Shares, you may elect to file an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), which election is intended to accelerate the tax consequences of the transfer, regardless of the potential effect of the vesting schedule of Section 2 or the risk of forfeiture set forth in Section 7. The choice to file an 83(b) election is entirely at your discretion. An 83(b) election may be made on the form attached to the Grant Notice. If you elect to make an 83(b) election, the Company may in its discretion require you to contemporaneously make payment of all income and employment taxes required to be paid with respect to such election, or to otherwise make provision for the payment of such taxes; you will provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed 83(b) election with the Internal Revenue Service, and you agree to assume full responsibility for ensuring that the 83(b) election is actually and timely filed with the Internal Revenue Service and for all tax consequences resulting from the 83(b) election.

(b) You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement, including any election you make under section 83(b) of the Code.

16. Notices. Any notices required to be given or delivered to the Company under the terms of this Award will be in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

17. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

18. Forfeiture; Clawback.

(a) In addition to the vesting conditions set forth in Section 2, your rights, payments and benefits with respect to the Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of your breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in your employment agreement with the Company and/or a restrictive covenant agreement that you enter into with the Company in connection with a termination of your Continuous Service for Cause, or other conduct by you that is detrimental to the business or reputation of the Company and/or its Affiliates.

(b) Notwithstanding any other provisions in this Agreement, the Company may cancel the Award, require reimbursement of the Award by you, and effect any other right of recoupment of equity or other compensation provided in respect of the Award in accordance with any Company policies that may be adopted and/or modified from time to time (the “Clawback Policy”). In addition, you may be required to repay to the Company previously paid compensation, whether pursuant to this Agreement or otherwise in respect of the Award, in accordance with the Clawback Policy. By accepting the Award, you are agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

19. Certain Definitions.

(a) “Good Reason” will mean any of the following events, which has not been either consented to in advance by the Participant in writing or, with respect only to subsections (i), (ii), or (v) below, cured by the Company within a reasonable period of time, not to exceed 30 days, after the Participant provides written notice within 30 days of the initial existence of one or more of the following events: (i) a material reduction in compensation; (ii) a material diminution or reduction in the Participant’s responsibilities, duties or authority; (iii) requiring the Participant to take any action which would violate any federal or state law; or (iv) any requirement that the Participant relocate more than 50 miles. Good Reason shall not exist unless the Participant terminates Participant’s service within seventy-five (75) days following the initial existence of the condition or conditions that the Company has failed to cure, if applicable.

20. Miscellaneous.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

(f) The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of Delaware without regard to that state’s conflicts of laws rules.

(g) If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

* * * * *

This Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Grant Notice to which it is attached.

Attachment II

2019 Equity Incentive Plan

Attachment III

TheMaven, Inc.

2019 Equity Incentive Plan

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned is:

Name and Address of Taxpayer	Name and Address of Taxpayer’s Spouse

Taxpayer Identification Number of Taxpayer:	Taxpayer Identification Number of Taxpayer’s Spouse:

2.	Description of property with respect to which the election is made:

______________ (____) shares of common stock (the “Shares”) of TheMaven, Inc. (the “Company”)

3.	The property was transferred during the calendar year _______.

4.	The nature of the restrictions to which property is subject is as follows:

Pursuant to the terms of TheMaven, Inc. 2019 Equity Incentive Plan and corresponding Restricted Stock Award Grant Notice and Restricted Stock Award Agreement between the Company and the undersigned dated as of __________, _____, the Shares are subject to a vesting schedule as follows: ____________________________________.

5.	The fair market value of the property at the time of initial transfer (determined without regard to any lapse restriction, as defined in Treasury Regulations Section 1.83-3(i)) was $_________.

6.	The amount paid for the property was $0.

7.	A copy of this statement was reported to the Company and other persons as required pursuant to Treasury Regulations Section 1.83-2(d).

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Taxpayer

Dated:
Spouse of Taxpayer